File No.033-3783
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                         ---------------------------

                                 FORM S-8/A

                        Post-Effective Amendment No. 1
                                     to
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act Of 1933
                         ---------------------------

                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   Delaware                     44-0663509
             (State of Incorporation)        (I.R.S. Employer
                                            Identification No.)

                            114 West 11th Street
                      Kansas City, Missouri  64105-1804
                   (Address of Principal Executive Offices)

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                            1983 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Joseph D. Monello
                              Vice President and
                            Chief Financial Officer
                              114 West 11th Street
                          Kansas City, Missouri  64105
                                (816) 983-1303
            (Name, Address, and Telephone Number of Agent for Service)

                              EXPLANATORY STATEMENT

     This Post-Effective Amendment is being filed for the sole purpose of de-registering certain shares of common stock, par value $.01 (the "Common Stock"), of Kansas City Southern Industries, Inc. (the "Company") that have been registered on this Registration Statement for sale in connection with the Company's 1983 Stock Option Plan:

                    Shares Previously Registered
                    ----------------------------
     Filing Dates    Pre-split     Post-split(1)  Filing Fee Paid
     ------------    ---------     ------------   ---------------
       2/28/86;
       3/19/86         732,461       8,789,532      $7,244.72

------------------

(1) As adjusted to reflect the Company's stock splits effective March 17, 1992 (2-for-1), March 17, 1993 (2-for-1) and September 17, 1997 (3-for-
     1).

Pursuant to Instruction E to Form S-8 and Questions 89 and 90 of Section G of the Manual of Publicly Available Telephone Interpretations (January 1997) of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC"), the unsold portion of such shares (approximately 42,000 shares) and the associated filing fee paid are being carried forward to, and deemed covered by, a new Registration Statement on Form S-8 that has been or will be filed with the SEC on or about the date of filing of this Post-Effective Amendment to register shares of Common Stock for sale pursuant to the Company's Amended and Restated 1991 Stock Option Plan.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The exhibits are listed in the Exhibit Index of this Post-Effective Amendment to Registration Statement, which Exhibit Index is incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri.

                                      KANSAS CITY SOUTHERN INDUSTRIES, INC.



                                      By:    /s/ Richard P. Bruening
                                         -----------------------------------
                                             Vice President, General Counsel
                                             and Corporate Secretary

Date:  December 1, 1999

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                        Date
---------                     -----                        ----

/s/ L.H. Rowland*       Chairman, President,             December 1, 1999
------------------      Chief Executive Officer
                        and Director

/s/ M.R. Haverty*       Executive Vice President         December 1, 1999
------------------      and Director

/s/ J.D. Monello*       Vice President and Chief         December 1, 1999
------------------      Financial Officer (Principal
                        Financial Officer)

/s/ L.G. Van Horn*      Vice President and               December 1, 1999
------------------      Comptroller (Principal
                        Accounting Officer)

/s/ A.E. Allinson*      Director                         December 1, 1999
------------------

/s/ P.F. Balser*        Director                         December 1, 1999
------------------

/s/ J.E. Barnes*        Director                         December 1, 1999
------------------

/s/ M.G. Fitt*          Director                         December 1, 1999
------------------

/s/ J.R. Jones*         Director                         December 1, 1999
------------------

                        Director                         December 1, 1999
------------------
J.F. Serrano

/s/ M.I. Sosland*       Director                         December 1, 1999
------------------


*By:  /s/ Richard P. Bruening
      ---------------------------------
         Attorney-in-fact

                              INDEX TO EXHIBITS

Exhibit
Number                      Description of Exhibit
-----------                 ----------------------

24                          Powers of Attorney